SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	June 18, 2008

CirTran Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

000-49654	68-0121636
(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West, West Valley City, Utah	84128
(Address of Principal Executive Offices)	(Zip Code)

801-963-5112
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the public filings of CirTran Corporation (the “Company”), including the most recent quarterly report and the Company’s proxy statement, Donald L. Buehner retired from the Company’s Board of Directors following the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), held on June 18, 2008.  Mr. Buehner submitted to the Corporation a written letter of retirement, which stated that he was retiring as of June 18, 2008.

As previously disclosed, the Company’s remaining directors, Iehab Hawatmeh and Fadi Nora, both of whom were re-elected at the Annual Meeting, have begun a search for an additional director, and anticipate that a new member of the Company’s Board of Directors will be appointed, pursuant to the Company’s Bylaws, as soon as a qualified candidate is identified and agrees to serve.

Item 7.01	Regulation FD Disclosure.

On June 24, 2008, the Company also issued a press release discussing certain items of business which occurred in connection with the Annual Meeting.  A copy of the press release is furnished herewith as Exhibit 99 to this Current Report on Form 8-K, and is incorporated herein by reference.  The Company will also post this document on its corporate website, www.cirtran.com, under the "News" and "Investor Relations" links.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Date: June 24, 2008	By:	/s/ Iehab Hawatmeh
Iehab J. Hawatmeh, President